EXHIBIT T3C


                                                                  EXECUTION COPY


                                  TRANSTEL S.A.

                     Convertible Subordinated Notes due 2008

                                    INDENTURE


                          Dated as of February 13, 2004


                                  HSBC BANK USA

                                Indenture Trustee

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                   Indenture Section
310(a)(1)........................................................     7.10
   (a)(2)........................................................     7.10
   (a)(3)........................................................     N.A.
   (a)(4)........................................................     N.A.
   (a)(5)........................................................     N.A.
   (b)...........................................................     7.10
   (c)...........................................................     N.A.
311(a)...........................................................     7.11
   (b)...........................................................     7.11
   (c)...........................................................     N.A.
312(a)...........................................................     2.05
   (b)...........................................................    12.03
   (c)...........................................................    12.03
313(a)...........................................................     7.06
   (b)(1)........................................................     7.06
   (b)(2)........................................................     7.06
   (c)........................................................... 7.06; 12.02
   (d)...........................................................     7.06
314(a)........................................................... 4.03; 12.02
   (b)...........................................................     N.A.
   (c)(1)........................................................    12.04
   (c)(2)........................................................    12.04
   (c)(3)........................................................     N.A.
   (d)...........................................................     N.A.
   (e)...........................................................    12.05
   (f)...........................................................     N.A.
315(a)...........................................................     7.01
   (b)........................................................... 7.05; 12.02
   (c)...........................................................     7.01
   (d)...........................................................     7.01
   (e)...........................................................     6.11
316(a)(last sentence)............................................     2.09
   (a)(1)(A).....................................................     6.05
   (a)(1)(B).....................................................     6.04
   (a)(2)........................................................     N.A.
   (b)...........................................................     6.07
   (c)...........................................................     N.A.
317(a)(1)........................................................     6.08
   (a)(2)........................................................     6.09
   (b)...........................................................     2.04
318(a)...........................................................    12.01
   (b)...........................................................     N.A.
   (c)...........................................................    12.01

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N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                                       ii
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                                TABLE OF CONTENTS


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ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE................................................1
    Section 1.01      Definitions...................................................................1
    Section 1.02      Other Definitions............................................................11
    Section 1.03      Incorporation by Reference of Trust Indenture Act............................11
    Section 1.04      Rules of Construction........................................................12

ARTICLE 2 THE NOTES................................................................................12
    Section 2.01      Form and Dating..............................................................12
    Section 2.02      Execution and Authentication; Aggregate Principal Amount.....................13
    Section 2.03      Registrar and Paying Agent...................................................14
    Section 2.04      Paying Agent To Hold Assets in Trust.........................................14
    Section 2.05      Holder Lists.................................................................15
    Section 2.06      Transfer and Exchange........................................................15
    Section 2.07      Replacement Notes............................................................15
    Section 2.08      Outstanding Notes............................................................16
    Section 2.09      Treasury Notes...............................................................16
    Section 2.10      Temporary Notes..............................................................16
    Section 2.11      Cancellation.................................................................17
    Section 2.12      Intentionally Omitted........................................................17
    Section 2.13      CUSIP Number.................................................................17
    Section 2.14      Deposit of Monies............................................................17
    Section 2.15      Restrictive Legends and Transfer Restrictions................................17
    Section 2.16      Book-Entry Provisions for Global Security....................................20
    Section 2.17      Special Transfer Provisions..................................................22
    Section 2.18      Voting Rights................................................................23

ARTICLE 3 REDEMPTION...............................................................................24
    Section 3.01      Notices to Indenture Trustee.................................................24
    Section 3.02      [Reserved]...................................................................24
    Section 3.03      Notice of Redemption.........................................................24
    Section 3.04      Effect of Notice of Redemption...............................................25
    Section 3.05      Deposit of Redemption Price..................................................25
    Section 3.06      [Reserved]...................................................................25
    Section 3.07      Optional Redemption..........................................................25
    Section 3.08      Mandatory Redemption.........................................................26

ARTICLE 4 COVENANTS................................................................................26
    Section 4.01      Payment of Notes.............................................................26
    Section 4.02      Maintenance of Office or Agency..............................................26
    Section 4.03      Reports......................................................................26
    Section 4.04      Compliance Certificate.......................................................27
    Section 4.05      Taxes........................................................................28
    Section 4.06      Stay, Extension and Usury Laws...............................................28
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    Section 4.07      Appointments to Fill Vacancies in Trustee's Office...........................28
    Section 4.08      Existence....................................................................28
    Section 4.09      Maintenance of Properties and Insurance......................................29
    Section 4.10      Maintenance of Governmental Approvals and Concessions........................29
    Section 4.11      Maintenance of Books and Records; Access.....................................29

ARTICLE 5 SUCCESSORS...............................................................................30
    Section 5.01      Merger, Consolidation or Sale of Assets......................................30
    Section 5.02      Successor Corporation Substituted............................................30

ARTICLE 6 DEFAULTS AND REMEDIES....................................................................30
    Section 6.01      Events of Default............................................................30
    Section 6.02      Acceleration.................................................................31
    Section 6.03      Other Remedies...............................................................31
    Section 6.04      Waiver of Past Defaults......................................................31
    Section 6.05      Control by Majority..........................................................32
    Section 6.06      Limitation on Suits..........................................................32
    Section 6.07      Rights of Holders of Notes to Receive Payment................................32
    Section 6.08      Collection Suit by Indenture Trustee.........................................33
    Section 6.09      Indenture Trustee May File Proofs of Claim...................................33
    Section 6.10      Priorities...................................................................33
    Section 6.11      Undertaking for Costs........................................................34

ARTICLE 7 INDENTURE TRUSTEE........................................................................34
    Section 7.01      Duties of Indenture Trustee..................................................34
    Section 7.02      Rights of Indenture Trustee..................................................35
    Section 7.03      Individual Rights of Indenture Trustee.......................................36
    Section 7.04      Indenture Trustee's Disclaimer...............................................36
    Section 7.05      Notice of Defaults...........................................................37
    Section 7.06      Reports by Indenture Trustee to Holders of the Notes.........................37
    Section 7.07      Compensation and Indemnity...................................................37
    Section 7.08      Replacement of Indenture Trustee.............................................38
    Section 7.09      Successor Indenture Trustee by Merger, etc...................................39
    Section 7.10      Eligibility; Disqualification................................................39
    Section 7.11      Preferential Collection of Claims Against Company............................40
    Section 7.12      Appointment of Co-Trustee or Separate Trustee................................40

ARTICLE 8 SATISFACTION AND DISCHARGE...............................................................41
    Section 8.01      Satisfaction and Discharge of Indenture......................................41
    Section 8.02      Application of Monies for Satisfaction and Discharge.........................42

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER.........................................................42
    Section 9.01      Without Consent of Holders of Notes..........................................42
    Section 9.02      With Consent of Holders of Notes.............................................43
    Section 9.03      Compliance with Trust Indenture Act..........................................45
    Section 9.04      Revocation and Effect of Consents............................................45
    Section 9.05      Notation on or Exchange of Notes.............................................45
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    Section 9.06      Indenture Trustee to Sign Amendments, etc....................................46

ARTICLE 10 SUBORDINATION...........................................................................46
    Section 10.01     Notes Subordinate to Designated Senior Debt..................................46
    Section 10.02     Payment Over of Proceeds Upon Dissolution, Etc...............................46
    Section 10.03     Prior Payment to Designated Senior Debt Upon Acceleration....................47
    Section 10.04     Payment To Holders...........................................................47
    Section 10.05     Payment Permitted If No Default..............................................48
    Section 10.06     Subrogation to Rights of Holders of Designated Senior Debt...................49
    Section 10.07     Provisions Solely to Define Relative Rights..................................49
    Section 10.08     No Waiver of Subordination Provisions........................................49
    Section 10.09     Reliance on Judicial Order or Certificate of Liquidating Agent...............50
    Section 10.10     Certain Conversions Not Deemed Payment.......................................50
    Section 10.11     Distribution To Be Paid Over.................................................51
    Section 10.12     Indenture Trustee Not Fiduciary for Holders of Designated Senior Debt........51

ARTICLE 11 MANDATORY CONVERSION OF NOTES...........................................................51
    Section 11.01     Mandatory Conversion.........................................................51
    Section 11.02     Issuance of Common Stock on Conversion.......................................52
    Section 11.03     No Issuance of Fractional Shares.............................................52
    Section 11.04     Intentionally Omitted........................................................53
    Section 11.05     Intentionally Omitted........................................................53
    Section 11.06     Effect of Reclassification, Consolidation, Merger or Sale....................53
    Section 11.07     Taxes on Shares Issued.......................................................54
    Section 11.08     Reservation of Shares; Shares to Be Fully Paid, Compliance with
                      Governmental Requirements, Listing of Common Stock...........................54
    Section 11.09     Responsibility of Indenture Trustee..........................................55
    Section 11.10     Notice to Holders Prior to Certain Actions...................................55

ARTICLE 12 MISCELLANEOUS...........................................................................56
    Section 12.01     Trust Indenture Act Controls.................................................56
    Section 12.02     Notices......................................................................56
    Section 12.03     Communication by Holders of Notes with Other Holders of Notes................57
    Section 12.04     Certificate and Opinion as to Conditions Precedent...........................57
    Section 12.05     Statements Required in Certificate or Opinion................................57
    Section 12.06     Rules by Indenture Trustee and Agents........................................58
    Section 12.07     No Personal Liability of Partners, Directors, Officers, Employees and
                      Stockholders ................................................................58
    Section 12.08     Governing Law; Submission to Jurisdiction....................................58
    Section 12.09     No Adverse Interpretation of Other Agreements................................59
    Section 12.10     Successors...................................................................59
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    Section 12.11     Severability.................................................................59
    Section 12.12     Counterpart Originals........................................................59
    Section 12.13     Table of Contents, Headings, etc.............................................60
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                                       vi

Exhibits

A  -  Form of Note


B - Form of Certificate to be delivered in connection with transfers to Institutional Accredited Investors

C - Form of Certificate to be delivered in connection with transfers pursuant to Rule 144A

D - Form of Certificate to be delivered in connection with transfers pursuant to Regulation S


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


                INDENTURE, dated as of February 13, 2004, between Transtel S.A., a sociedad anonima organized under the laws of the Republic of Colombia (the "Company"), and HSBC Bank USA, as trustee (the "Indenture Trustee").


                The Company has duly authorized the creation of an issue of Convertible Subordinated Notes due 2008 (the "Notes") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

                The Company and the Indenture Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01   Definitions.


                "Accreted Value" means, for each $204 of original issue price of a Note and for any specified date, the amount calculated pursuant to clause (i) or (ii) below:


                (i) If the specified date occurs on one or more of the following dates (each a "Quarterly Accrual Date"), the Accreted Value will equal the amount set forth below for such Quarterly Accrual Date:


              QUARTERLY ACCRUAL DATE                              ACCRETED VALUE
              ----------------------                              --------------
              Issue Date (February 13, 2004)                          $204.00
              March 31, 2004                                          $206.66
              June 30, 2004                                           $211.83
              September 30, 2004                                      $217.13
              December 31, 2004                                       $222.55
              March 31, 2005                                          $230.90
              June 30, 2005                                           $239.56
              September 30, 2005                                      $248.54
              December 31, 2005                                       $257.86
              March 31, 2006                                          $267.53
              June 30, 2006                                           $277.56
              September 30, 2006                                      $287.97
              December 31, 2006                                       $298.77

              QUARTERLY ACCRUAL DATE                              ACCRETED VALUE
              ----------------------                              --------------
              March 31, 2007                                          $311.47
              June  30, 2007                                          $324.71
              September  30, 2007                                     $338.51
              December  31, 2007                                      $352.89
              March  31, 2008                                         $370.54
              June  30, 2008                                          $389.07
              September  30, 2008                                     $408.52
              December  31, 2008                                      $428.94

                (ii) If the specified date occurs between two Quarterly Accrual Dates or between the Issue Date and the first Quarterly Accrual Date, the Accreted Value will equal the sum of (a) the Accreted Value for the Quarterly Accrual Date (or if such specified date is before the first Quarterly Accrual Date, the initial Accreted Value on the Issue Date) immediately preceding such specified date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Quarterly Accrual Date less the Accreted Value for the immediately preceding Quarterly Accrual Date (or if such specified date is before the first Quarterly Accrual Date, the initial Accreted Value on the Issue Date) multiplied by (2) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Quarterly Accrual Date to the specified date, using a 360-day year of twelve 30-day months, and the denominator of which is 90 (or if such specified date is before the first Quarterly Accrual Date, the denominator of which is 47).

                "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person except that, as applied to the Company, this term will not include Persons who would not have been deemed Affiliates but for their interests in the Shares Trust or their rights under the Shares Trust Agreement or their rights under the Shareholders Agreement. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.


                "Agent" means any Registrar, Paying Agent or Authenticating
Agent.


                "Applicable Conversion Shares" means for purposes of conversion of the Notes as of a particular conversion date pursuant to Section 11.01, that number of shares of Common Stock equal to the percentage of shares of Common Stock then outstanding on a fully diluted basis after giving effect to such conversion, determined in accordance with clauses (a) and (b) below:

                (a) If the specified conversion date occurs on one or more of the following Quarterly Accrual Dates, the percentage shall be the percentage set forth below for such Quarterly Accrual Date:

            QUARTERLY ACCRUAL DATE                                  PERCENTAGE
            ----------------------                                  ----------
            Issue Date (February 13, 2004)                            34.85%
            March  31, 2004                                           35.26%
            June 30, 2004                                             35.81%
            September 30, 2004                                        36.50%
            December 31, 2004                                         37.19%
            March 31, 2005                                            38.16%
            June 30, 2005                                             39.27%
            September 30, 2005                                        40.23%
            December 31, 2005                                         41.34%
            March 31, 2006                                            42.45%
            June 30, 2006                                             43.41%
            September 30, 2006                                        44.52%
            December 31, 2006                                         45.63%
            March 31, 2007                                            46.92%
            June 30, 2007                                             48.20%
            September 30, 2007                                        49.59%
            December 31, 2007                                         50.86%
            March 31, 2008                                            52.37%
            June 30, 2008                                             53.92%
            September 30, 2008                                        55.50%
            December 31, 2008                                         57.13%

                (b) If the specified conversion date occurs between two Quarterly Accrual Dates, the percentage shall be the sum of (a) the percentage for the Quarterly Accrual Date immediately preceding such specified date and (b) an amount equal to the product of (1) the percentage for the immediately following Quarterly Accrual Date less the percentage for the immediately preceding Quarterly Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Quarterly Accrual Date to the specified date, using a 360-day year of twelve 30-day months, and the denominator of which is 90 (or, if such specified date is between the Issue Date and the first Quarterly Accrual Date, the numerator is the number of days elapsed from the Issue Date and the denominator of which is 47).


                "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depository for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.


                "Bankruptcy Law" means the Law 222 of 1995 and the Law 550 of 1999 of Colombia, the relevant provisions of the Codigo de Comercio (Colombian Commercial Code), and any other similar Colombian law, administrative decree or order intended for the relief of debtors as may be in force from time to time, or Title 11 of the United States Code entitled "Bankruptcy" or any other Law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter, as the case may be.


                "Board of Directors" means:

                        (i) with respect to a corporation, the Board of Directors of the corporation or any authorized committee of the Board of Directors;

                        (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership, any authorized committee of the Board of Directors or the management committee or other governing body prescribed by the governing documents of the partnership; and

                        (iii) with respect to any other Person, the board or committee of such Person serving a similar function or any authorized committee of such board or committee.

                "Board Resolution" means a copy of a resolution, certified by the secretary of the duly convened meeting or the legal representative or statutory auditor of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Indenture Trustee.


                "Board Supermajority" means the approval of at least 80% of the then-serving members of the Board of Directors of the Company, as evidenced by a Board Resolution.


                "Business Day" means a day (other than a Saturday or Sunday) on which the Depository, Euroclear, Clearstream and banks in New York and Colombia are open for business.

                "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date or issued after the Issue Date, including, without limitation, all Common Stock and

Preferred Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

                "Capitalized Lease" means, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with U.S. GAAP, to be classified and accounted for as a finance lease obligation; and "Capitalized Lease Obligation" is defined to mean the capitalized present value of the obligations to pay rent or other amounts under such lease or other agreement, determined in accordance with U.S. GAAP.

                "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

                "Colombia" means the Republic of Colombia.

                "Commission" means the U.S. Securities and Exchange Commission.

                "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock or ordinary shares, whether or not outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock or ordinary shares.

                "Corporate Trust Office of the Indenture Trustee" shall be at the address of the Indenture Trustee specified in Section 12.02 or such other address as to which the Indenture Trustee may give notice to the Company.

                "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                "Depository" means The Depository Trust Company, or its nominee or successors and assigns.


                "Designated Senior Debt" means the Senior Notes. If any payment made to any holder of any Designated Senior Debt or its representative with respect to such Designated Senior Debt is rescinded or must otherwise be returned by such holder or representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Senior Debt of the Company arising as a result of such rescission or return shall constitute Designated Senior Debt effective as of the date of such rescission or return.


                "DIAN" means the Direccion de Impuestos y Aduanas Nacionales (National Department of Taxes and Duties) in Colombia.

                "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder.

                "External Auditors' Quarterly Report" means, with respect to any fiscal quarter, a copy of a report by the Company's independent public accountants for such fiscal quarter certifying to and indicating: (i) the amounts, with respect to each Restricted Subsidiary, of monthly gross revenues, monthly billing of each long distance and mobile phone operator, monthly billing of value added tax, and monthly cash payments to each long distance and mobile phone operator and DIAN for value added tax, (ii) the level of net revenues of each Restricted Subsidiary and the changes in the amounts due to other telecommunications operators and/or DIAN, and (iii) the amount of cumulative and non-cumulative Consolidated Excess Cash Flow (as defined in the Senior Notes Indenture).

                "GAAP" means, at any date of determination, generally accepted accounting principles in Colombia as in effect on the date hereof.

                "Holder" means a Person in whose name a Note is registered.

                "Indenture" means this Indenture, as amended or supplemented from time to time.

                "Indenture Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.


                "Initial Shares" means the Shares Trust Certificates issued to the Unit Agent on the Issue Date.

                "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.


                "Issue Date" means the original date of issuance of the Notes.

                "Law 550 Restructuring Agreement" means the Restructuring Agreement for the Company promulgated and effectuated pursuant to the Law 550 of 1999 of Colombia.

                "Lien" means any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property, it being understood that Lien includes any lien granted in any future receivables (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller or any agreement to give any security interest).

                "Mandatory Sale Process" has the meaning assigned to the term "Sale Process" in the Mandatory Sale Process Agreement.

                "Mandatory Sale Process Agreement" means the Mandatory Sale Process Agreement dated the date hereof substantially in the form attached as Exhibit D to the Senior Notes Indenture.


                "Notes" means the subordinated convertible notes due 2008 of the Company issued pursuant to this Indenture.


                "Officer" means, with respect to any Person, other than the Indenture Trustee, Collateral Agent, Authenticating Agent, Paying Agent, or Registrar, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

                "Officers' Certificate" means a certificate signed by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company.

                "Opinion of Counsel" means an opinion in writing signed by legal counsel reasonably satisfactory to the Indenture Trustee.

                "Paying Agent" means any paying agent for the Notes appointed pursuant to Section 2.03.

                "Person" means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.


                "Private Placement Legend" means that legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.15(a).

                "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                "Quarterly Accrual Date" means March 31, June 30, September 30 and December 31 of each year, commencing March 31, 2004.

                "Redemption Date" means any date on which the Notes are called for redemption by the Company.

                "Registrar" means the Indenture Trustee, as registrar under this Indenture, or any successor thereto appointed pursuant to this Indenture.


                "Regulation S" means Regulation S under the Securities Act.


                "Responsible Officer," when used with respect to the Indenture Trustee, means any officer within the Corporate Trust Department of the Indenture Trustee (or any successor group of the Indenture Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.


                "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Indenture Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

                "Rule 144A" means Rule 144A under the Securities Act.


                "Securities Act" means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder.

                "Senior Debt" means the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts (including collection expenses, attorney's fees and late charges) owing with respect to, the following, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, outstanding as of the date hereof or hereafter incurred, created or assumed: (a) indebtedness of the Company for money borrowed or evidenced by bonds, debentures, notes, guarantees or similar instruments, including without limitation the Senior Notes, (b) reimbursement, prepayment and other obligations of the Company with respect to letters of credit, bankers' acceptances and similar facilities issued for the account of the Company, (c) every obligation of the Company issued or assumed as the deferred purchase price of property or services purchased by the Company,
(d) obligations of the Company under any of its Capitalized Leases, (e) obligations of the Company under interest rate and currency swaps, caps, floors, collars or similar arrangements intended to protect the Company against fluctuations in interest or currency exchange rates, (f) all indebtedness for borrowed money of the Company secured by any Lien on any property or asset owned or held by the Company regardless of whether the indebtedness secured thereby shall have been assumed by the Company or shall be non-recourse to the credit of the Company, (g) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (h) indebtedness of others of the kinds described in the preceding clauses (a) through (g) and all dividends and distributions of others in each case that the Company has assumed, guaranteed or otherwise assured the payment thereof, directly or indirectly (including guarantees of indebtedness for borrowed money of any of its Subsidiaries), and/or (i) deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness or obligation described in the preceding clauses (a) through
(h) whether or not there is any notice to or consent of the Holders; provided, however, that the following shall not constitute Senior Debt: (i) any particular indebtedness or obligation that is owed by the Company to any of its direct and indirect Subsidiaries, (ii) any particular indebtedness, deferral, renewal, extension or refunding if it is expressly stated in the governing terms or in the assumption thereof that such obligation is pari passu in right of payment with or junior in right of payment to the Notes and (iii) any Trade Payables and other accrued current liabilities incurred in the ordinary course of business.

                "Senior Debt Documents" means, collectively, any and all agreements relating to any Senior Debt, including, without limitation, the Senior Notes Indenture.


                "Senior Notes" means the 12 1/2% senior secured convertible notes due 2008 of the Company issued pursuant to the Senior Notes Indenture.


                "Senior Notes Indenture" means the indenture, dated as of the date hereof, among the Company, HSBC Bank USA as trustee thereunder, and the subsidiary guarantors party thereto, as it may be amended from time to time.


                "Separability Date" shall have the meaning assigned to such term in Section 8 of the Unit Agreement.

                "Shareholders Agreement" means the Shareholders' Agreement, dated as of the date hereof, by and among the Company and its shareholders party thereto, as such agreement may be amended or supplemented from time to time in accordance with its terms.

                "Shares Trust" means the trust created pursuant to the Shares Trust Agreement.

                "Shares Trust Agreement" means the shares trust agreement, dated as of the date hereof, by and between the Company and the Shares Trust Trustee, as such agreement may be amended or supplemented from time to time in accordance with its terms.

                "Shares Trust Certificates" means the certificates representing beneficial interests in the Shares Trust issued pursuant to the Shares Trust Agreement.

                "Shares Trust SPVs" means, collectively, TR Shares SPV I Ltd. and TR Shares SPV II Ltd., each a Bermuda limited company.

                "Shares Trust Trustee" means HSBC Bank USA, as shares trust trustee under the Shares Trust Agreement, or any successor thereto pursuant to the terms thereof.


                "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

                "Subsidiary" means, with respect to any Person, any corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

                "Tax" means any tax, duty, fee, levy, impost, assessment or other governmental charge (including penalties, interest, additions to tax and any other liabilities related thereto).

                "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-bbbb), as it may be amended from time to time.

                "Trade Payables" means any accounts payable or other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by the Company or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.


                "Unit Agent" means the Indenture Trustee, as unit agent pursuant to the Unit Agreement.

                "Unit Agreement" means the unit agreement dated as of the date hereof, between the Company and HSBC Bank USA, as unit agent, governing the units consisting of the Notes, Senior Notes and Initial Shares, as such agreement may be amended or supplemented from time to time in accordance with its terms.


                "U.S. GAAP" means, at any date of determination, generally accepted accounting principles in the United States as in effect on the date hereof.

                "U.S. Government Securities" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S.

Government obligation or a specific payment of principal of or interest on any such U.S. Government obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government obligation or the specific payment of principal of or interest on the U.S. Government obligation evidenced by such depository receipt.

                "U.S. Legal Tender" means money of the United States that is legal tender for payment of public and private debts.

                Section 1.02 Other Definitions.

                                                                  Defined in
                Term                                               Section
                ----                                              ----------
                "Agent Members".................................     2.16
                "Authenticating Agent"..........................     2.02
                "Authorized Agent"..............................    12.08
                "Event of Default"..............................     6.01
                "Global Note"...................................     2.01
                "Payment Blockage Notice........................    10.04
                "Physical Note".................................     2.01

                Section 1.03. Incorporation by Reference of Trust Indenture Act.

                This Indenture shall be governed by the provisions of the TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                The following TIA terms used in this Indenture have the following meanings:

                "indenture securities" means the Notes;

                "indenture security holder" means a Holder of a Note;

                "indenture to be qualified" means this Indenture;

                "indenture trustee" or "institutional trustee" means the Indenture Trustee;

                "obligor" on the Notes means the Company and any successor obligor upon the Notes.

                All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

                Section 1.04. Rules of Construction.

                Unless the context otherwise requires:

                        (1)     a term has the meaning assigned to it;

                        (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                        (3)     "or" is not exclusive;

                        (4) words in the singular include the plural, and in the plural include the singular; and

                        (5) provisions apply to successive events and transactions.

                                    ARTICLE 2

                                    THE NOTES

                Section 2.01 Form and Dating.

                The Notes and the Indenture Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them and shall furnish the same to the Indenture Trustee, which shall be in form and substance satisfactory to the Indenture Trustee. Each Note shall be dated the date of its authentication.

                The terms and provisions contained in the Notes, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Indenture Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.


                Notes may be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (a "Global Note"), deposited with the Indenture Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Indenture Trustee as hereinafter provided and shall bear the legend set forth in Section 2.15(b). The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee, as custodian for the Depository, as hereinafter provided.

                Notes may be issued in the form of permanent certificated Notes in registered form, in substantially the form set forth in Exhibit A (the "Physical Notes"), and shall bear any legend required by Section 2.15.

                Notes, whether Global Notes ("Restricted Global Notes") or Physical Notes ("Restricted Physical Notes" and, collectively with Restricted Global Notes, "Restricted Notes"), issued as Restricted Securities pursuant to the Law 550 Restructuring Agreement shall bear the Private Placement Legend set forth in Section 2.15(a).

                Notwithstanding the foregoing, the Notes shall initially be registered in the name of, and delivered to, the Unit Agent and will include any legends required by paragraphs (a) and (c) of Section 2.15, but transfers of Units will be governed by the Unit Agreement, and this Section 2.01 shall not take effect until the Separability Date, at which time the securities underlying the Units shall be distributed to the Holders entitled thereto.


                Section 2.02 Execution and Authentication; Aggregate Principal Amount.

                Two Officers shall sign the Notes for the Company by manual or facsimile signature.

                If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Indenture Trustee authenticates the Note, the Note shall nevertheless be valid.

                A Note shall not be valid until an authorized signatory of the Indenture Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                An Opinion of Counsel need not be provided for the authentication of any Notes issued hereunder.


                The Indenture Trustee shall authenticate Notes for original issue in an aggregate initial Accreted Value not to exceed $31,050,000, upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, and such other information as the Indenture Trustee may reasonably request.


                The Indenture Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Indenture Trustee may do so. Each reference in this Indenture to authentication by the Indenture Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.


                The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1.00 initial Accreted Value and any integral multiple thereof.

                Section 2.03 Registrar and Paying Agent.

                The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange, (b) Notes may be presented or surrendered for payment and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Indenture Trustee, may have one or more additional paying agents reasonably acceptable to the Indenture Trustee. The term "Paying Agent" includes any additional Paying Agent. The Company may act as its own Paying Agent.

                The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Indenture Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Indenture Trustee shall act as such.

                The Company initially appoints the Indenture Trustee as Registrar and Paying Agent. Any of the Registrar, the Paying Agent or any other Agent may resign upon 30 days' written notice to the Company.

                The Indenture Trustee is authorized to enter into a letter of representation with the Depository in the form provided to the Indenture Trustee by the Company and to act in accordance with such letter.

                Section 2.04 Paying Agent To Hold Assets in Trust.

                The Company shall require each Paying Agent other than the Indenture Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Indenture Trustee all assets held by the Paying Agent for the payment of the Accreted Value of the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Indenture Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Indenture Trustee and account for any assets disbursed, and the Indenture Trustee may at any time during the continuance of any payment default under Article Six, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Indenture Trustee and to account for any assets distributed. Upon distribution to the Indenture Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

                Section 2.05 Holder Lists.

                The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. The Company shall furnish or cause the Registrar to furnish to the Indenture Trustee promptly after each Quarterly Accrual Date and as of such Quarterly Accrual Date and at such other times as the Indenture Trustee may reasonably request in writing a list as of such date and in such form as the Indenture Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Indenture Trustee; provided, however, that so long as the Indenture Trustee is the Registrar, no such list need be furnished.

                Section 2.06 Transfer and Exchange.


                When Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal aggregate initial Accreted Value of Notes of other authorized denominations, the Registrar shall, subject to Section 2.12, register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Indenture Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company or the Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

                The Registrar shall not be required to register the transfer of or exchange of any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing.


                Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

                Section 2.07 Replacement Notes.

                If a mutilated Note is surrendered to the Indenture Trustee or an Agent or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Indenture Trustee shall authenticate a replacement Note if the Indenture Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Company, such Agent and the Indenture Trustee, to protect the Company, the Indenture Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an additional obligation of the Company.

                Section 2.08 Outstanding Notes.

                Notes outstanding at any time are all the Notes that have been authenticated by the Indenture Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

                If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Indenture Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.


                If on a Redemption Date or the Stated Maturity of the Notes the Paying Agent holds U.S. Legal Tender or U.S. Government Securities sufficient to pay all of the Accreted Value of the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and the Accreted Value thereof will no longer increase.


                Section 2.09 Treasury Notes.


                In determining whether the Holders of the required Accreted Value of Notes have concurred in any direction, waiver, consent or notice, Notes (or if the Unit Agent is the sole Holder of the Notes, Units) owned by the Company or an Affiliate shall be considered as though they are not outstanding, except that for the purposes of determining whether the Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Notes (or Units) as to which a Responsible Officer of the Indenture Trustee has received written notice of such ownership shall be so considered. The Company shall notify the Indenture Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes (or Units), of the aggregate Accreted Value of such Notes (or Units) so repurchased or otherwise acquired.


                Section 2.10 Temporary Notes.

                Until definitive Notes are ready for delivery, the Company may prepare and the Indenture Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and so indicates in the Officers' Certificate. Without unreasonable delay, the Company shall prepare and the Indenture Trustee shall authenticate upon receipt of a written order of the Company pursuant to
Section 2.02 definitive Notes in exchange for temporary Notes.

                Section 2.11 Cancellation.

                The Company at any time may deliver Notes to the Indenture Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Indenture Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Indenture Trustee, or at the direction of the Indenture Trustee, the Registrar or the Paying Agent, and no one else, shall cancel Notes. The Indenture Trustee shall dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Indenture Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Indenture Trustee for cancellation pursuant to this Section 2.11.


                Section 2.12 Intentionally Omitted.


                Section 2.13 CUSIP Number.

                The Company in issuing the Notes may use a "CUSIP" number, and, if so, the Indenture Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Indenture Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Indenture Trustee of any change in the CUSIP number.

                Section 2.14 Deposit of Monies.

                Prior to 10:00 a.m. New York City time on each Stated Maturity of the Notes and Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Stated Maturity of the Notes or Redemption Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Stated Maturity of the Notes or Redemption Date, as the case may be.


                Section 2.15 Restrictive Legends and Transfer Restrictions.

                        (a) Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until February 13, 2006, unless otherwise agreed by the Company and the

Holder thereof as specified in an Officers' Certificate delivered to the Indenture Trustee and Registrar:

                THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER
                (1) REPRESENTS THAT IT IS ACQUIRING SUCH SECURITY PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY THE SECURITIES ACT OR
                (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. IT AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY THE HOLDER SHALL PRIOR TO SUCH TRANSFER, FURNISH TO THE INDENTURE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION REQUIRED PURSUANT TO THE INDENTURE AND SUCH OTHER ITEMS AS MAY BE REASONABLY REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                        (b) Each Global Note shall bear the following legend on the face thereof:


                UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.

                OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION
                2.16 OF THE INDENTURE.


                        (c) The Notes, the Senior Notes and the Initial Shares comprising the Units shall initially be issued to the Unit Agent and, without the consent of the holders of at least 90% of the outstanding Senior Notes (as certified in an Officers' Certificate delivered to the Indenture Trustee), will not be separately transferable until the earlier to occur of (i) the payment in full of all Obligations (as defined in the Senior Notes Indenture) of the Senior Notes and (ii) a purchase of Senior Notes in connection with an Offer to Purchase (as defined in the Senior Notes Indenture) upon a Change of Control (as defined in the Senior Notes Indenture), and all certificates representing the Notes shall bear the following legend to such effect:

                THE NOTES EVIDENCED BY THIS CERTIFICATE ARE ISSUED AS PART OF AN ISSUANCE OF NON-DETACHABLE UNITS, EACH OF WHICH CONSISTS OF $1,000 ORIGINAL PRINCIPAL AMOUNT OF THE 12 1/2% SENIOR SECURED NOTES DUE 2008 (THE "SENIOR NOTES") OF TRANSTEL S.A. (CUSIP NO. 89389AF0), $204 INITIAL ACCRETED VALUE OF THE CONVERTIBLE SUBORDINATED NOTES DUE 2008 (THE "NOTES") OF TRANSTEL S.A. (CUSIP NO. 89389AG8) AND ONE SHARES TRUST CERTIFICATE (REPRESENTING OWNERSHIP INTERESTS IN, AMONG OTHER ASSETS, SHARES OF THE COMMON STOCK OF TRANSTEL S.A. (THE "SHARES TRUST CERTIFICATES"). WITHOUT THE CONSENT OF THE HOLDERS OF AT LEAST 90% OF THE OUTSTANDING SENIOR NOTES (AS CERTIFIED IN AN OFFICERS' CERTIFICATE DELIVERED TO THE INDENTURE TRUSTEE), THE NOTES

                EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE SENIOR NOTES AND SHARES TRUST CERTIFICATES, PRIOR TO A PURCHASE OF SENIOR NOTES IN CONNECTION WITH AN OFFER TO PURCHASE (AS DEFINED IN THE SENIOR NOTES INDENTURE) UPON A CHANGE OF CONTROL (AS DEFINED IN THE SENIOR NOTES INDENTURE).

                        (d) Notwithstanding the foregoing, the Notes shall initially be registered in the name of, and delivered to, the Unit Agent and will include any legends required by paragraphs (a) and (c) of this Section 2.15, but transfers of Units will be governed by the Unit Agreement, and paragraph (b) of this Section 2.15 shall not take effect until the Separability Date, at which time the securities underlying the Units shall be distributed to the Holders entitled thereto.


                Section 2.16 Book-Entry Provisions for Global Security.

                        (a) Each Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Indenture Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.15. Each Global Note shall constitute a single Note for all purposes of this Indenture.


                Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Indenture Trustee as its custodian, or under a Global Note, and the Depository may be treated by the Company, the Indenture Trustee and any Agent of the Company or the Indenture Trustee as the absolute owner of a Global Note for all purposes whatsoever. Agent Members shall hold their interest in a Global Note in accordance with the Applicable Procedures. Accordingly, any Agent Member's beneficial interest in a Global Note will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depository or its nominee. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Indenture Trustee or any Agent of the Company from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                        (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the Applicable Procedures of the Depository and, in the case of a transfer of a beneficial interest in a Global Note that evidences Restricted Securities, upon the receipt by the Registrar of, in the case of a proposed transfer under Rule 144A, a certificate from the proposed transferor of the Note substantially in the form of Exhibit C, in the case of a proposed transfer under Regulation S, a certificate from the proposed transferor of the Note substantially in the form of Exhibit D, or otherwise from the transferee substantially in the form of Exhibit B, provided, however, that no Physical Note shall be issued in any denomination less than the minimum authorized denomination therefor. In addition, Physical Notes shall be issued to all beneficial owners in exchange for their beneficial interests in a Global Note if
(i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for a Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository or the Indenture Trustee to issue Physical Notes.


                        (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the Accreted Value of such Global Note in an amount equal to the Accreted Value of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Indenture Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

                        (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), such Global Note shall be deemed to be surrendered to the Indenture Trustee for cancellation, and the Company shall execute, and the Indenture Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate Accreted Value of Physical Notes of authorized denominations.


                        (e) Any Physical Note constituting a Restricted Security issued in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraph (c) of
Section 2.17, bear the Private Placement Legend.

                        (f) The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                        (g) Notwithstanding the foregoing, the Notes shall initially be registered in the name of, and delivered to, the Unit Agent and will include any legends required by paragraphs (a) and (c) of Section 2.15, but transfers of Units will be governed by the Unit Agreement, and this Section 2.16 shall not take effect until the Separability Date, at which time the securities underlying the Units shall be distributed to the Holders entitled thereto.

                Section 2.17 Special Transfer Provisions.

                        (a) Notwithstanding any other provision of this Indenture, transfers and exchanges of Notes and beneficial interests in a Global Note shall be made only in accordance with Section 2.16 and this Section 2.17 hereof.

                                (i)     Physical Note to a Global Note. If the
Holder of a Physical Note wishes at any time to transfer all or any portion of such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Global Note, such transfer may be effected only in accordance with the provisions of this clause (a)(i) and subject to the Applicable Procedures. Upon receipt by the Registrar of (A) such Note as provided in Section 2.06 and instructions satisfactory to the Registrar directing that a specified Accreted Value not greater than the Accreted Value of such Note be credited to a specified Depository Agent Member's account or Euroclear or Clearstream participant's account, as the case may be, and (B) if the Note to be transferred evidences Restricted Securities, in the case of a proposed transfer under Rule 144A, a certificate from the proposed transferor of the Note substantially in the form of Exhibit C, in the case of a proposed transfer under Regulation S, a certificate from the proposed transferor of the Note substantially in the form of Exhibit D, or otherwise from the transferee substantially in the form of Exhibit B, the Registrar shall cancel such Physical Note (and issue a new Physical Note in respect of any untransferred portion thereof) and increase the aggregate Accreted Value of the Global Note by the Accreted Value of such Physical Note so transferred.

                                (ii)    Physical Note to Physical Note. A
Physical Note may be transferred, in whole or in part, to a Person who takes delivery in the form of another Physical Note, provided that if the Physical Note to be transferred evidences Restricted Securities, then the Registrar shall have received a certificate from the transferor substantially in the form of, in the case of sales under Rule 144A, Exhibit C, in the case of sales under Regulation S, Exhibit D, or otherwise from the transferee in the form of Exhibit B.

                                (iii)   Global Note to Physical Note. A
beneficial interest in a Global Note may be exchanged for a Physical Note only as provided in Section 2.16.

                        (b) Notwithstanding any other provision of this Indenture, Notes or portions thereof may be transferred or exchanged only in Accreted Value of not less than the minimum authorized denomination therefor, and only if, following such transfer or exchange, each Holder would hold Notes with a Accreted Value of not less than such minimum authorized denomination. Any transfer, exchange or other disposition of Notes in contravention of this
Section 2.17(b) shall be deemed to be void and of no legal effect whatsoever, any such transferee shall be deemed not to be the Holder or owner of any beneficial interest in such Notes for any purpose, including but not limited to the receipt of interest (including any Additional Interest) payable on such Notes, and such transferee shall be deemed to have no interest whatsoever in such Notes.

                        (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after February 13, 2006, or (ii) there is delivered to the Registrar and the Indenture Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Indenture Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                        (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section
2.17 in accordance with its customary procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar' s normal business hours upon the giving of reasonable written notice to the Registrar.

                The Indenture Trustee shall be under no duty to monitor compliance with any federal, state or other securities laws.

                Notwithstanding the foregoing, the Notes shall initially be registered in the name of, and delivered to, the Unit Agent and will include any legends required by paragraphs (a) and (c) of Section 2.15, but transfers of Units will be governed by the Unit Agreement, and this Section 2.17 shall not take effect until the Separability Date, at which time the securities underlying the Units shall be distributed to the Holders entitled thereto.

                Section 2.18 Voting Rights.

                        (a) Each Holder of Notes shall be entitled to vote on those matters and to the extent and in the manner set forth in the Shareholders Agreement and the Company's charter and by-laws; provided, however, that for so long as all outstanding Notes are held by the Unit Agent, the Shares Trust Trustee shall be entitled to vote on behalf of such Holders in accordance with the Shareholders Agreement and the Shares Trust Agreement. The number of votes in respect of each Note shall equal the number of shares into which such
Note is convertible as of the record date for the applicable vote or, if no record date is established, as of the date such vote is taken or any written consent of shareholders is solicited.


                        (b) Without the consent or the affirmative vote of the Holders of at least a majority of the outstanding aggregate Accreted Value of the Notes, voting separately as a class, the Company shall not (i) amend, alter or repeal any provision of its charter or by-laws or the Shareholders Agreement if the amendment, alteration or repeal (including by way of merger, consolidation or otherwise) alters or changes any of the voting rights of the Holders hereunder or thereunder so as to affect them materially and adversely or (ii) authorize or take any other action (including by way of merger, consolidation or otherwise) if such action alters or changes any of the voting rights of the Holders hereunder or thereunder or is otherwise inconsistent or conflicts with the voting rights established hereunder or thereunder.

                                    ARTICLE 3

                                   REDEMPTION

                Section 3.01 Notices to Indenture Trustee.


                If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, or if it is required to redeem Notes pursuant to the mandatory redemption provisions of Section 3.08, it shall furnish to the Indenture Trustee, Registrar and Paying Agent, at least 45 days (unless a shorter period is acceptable to the Indenture Trustee) but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth
(i) the Redemption Date, (ii) the aggregate initial Accreted Value and current Accreted Value of Notes to be redeemed and (iii) the redemption price.

                Section 3.02 [Reserved].


                Section 3.03 Notice of Redemption.

                At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                The notice shall identify the Notes to be redeemed and shall state:

                        (a)     the Redemption Date;

                        (b)     the redemption price;


                        (c)     the name and address of the Paying Agent;

                        (d) that Notes must be surrendered to the Paying Agent to collect the redemption price;

                        (e) that, unless the Company defaults in making such redemption payment, the Notes shall cease to accrete on and after the Redemption Date;

                        (f) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes are being redeemed; and

                        (g) the CUSIP number, and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.


                At the Company's request, the Registrar shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall have delivered to the Indenture Trustee and Registrar, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Indenture Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                Section 3.04 Effect of Notice of Redemption.


                Once notice of redemption is mailed in accordance with Section 3.03, the Notes shall become due and payable on the Redemption Date at the redemption price.


                Section 3.05 Deposit of Redemption Price.


                Prior to 10:00 a.m. New York time on any Redemption Date, the Company shall deposit with the Indenture Trustee or with the Paying Agent money sufficient to pay the redemption price of the Notes on such Redemption Date. The Indenture Trustee or the Paying Agent shall promptly return to the Company upon its written request any money deposited with the Indenture Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of all Notes to be redeemed.

                On and after the Redemption Date the Accreted Value of the Notes shall cease to increase. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, the Accreted Value of such Note shall continue to increase until it is paid in full.

                Section 3.06 [Reserved].


                Section 3.07 Optional Redemption.


                From and after the Issue Date through to final maturity, the Notes will be subject to redemption at the option of the Company, in whole and not in part, upon not less than 30 nor more than 60 days notice, at a redemption price of 100% of the Accreted Value thereof at the applicable Redemption Date; provided that no such optional redemption may occur so long as any of the Senior Notes remain outstanding at the time of such optional redemption. Notwithstanding the foregoing, the Company may, at its option, redeem all of the Notes pursuant to this Section 3.07 on the final maturity date of the Notes, in the event that it has paid in full all of its obligations under the Senior Notes on or prior to such date.

                Section 3.08 Mandatory Redemption.

                Upon redemption of all of the then outstanding Senior Notes prior to their maturity, the Company shall redeem all of then outstanding Notes at a redemption price of 100% of the Accreted Value thereof at the applicable Redemption Date. No such mandatory redemption of the Notes shall be triggered upon a payment in full of the Company's obligations under the Senior Notes when due at their final maturity. The Company is only required to make mandatory redemption payments with respect to the Notes pursuant to this Section 3.08.

                                    ARTICLE 4

                                    COVENANTS

                Section 4.01 Payment of Notes.

                The Company shall pay or cause to be paid the Accreted Value of the Notes on the dates and in the manner provided in the Notes. Accreted Value shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. New York City Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the Accreted Value of all Notes then due.

                Section 4.02 Maintenance of Office or Agency.

                The Company shall maintain an office or agency (which may be an office of the Indenture Trustee or Registrar or an Affiliate of the Indenture Trustee or Registrar) where Notes may be surrendered for registration of transfer, exchange or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Indenture Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee.

                The Company hereby designates the Corporate Trust Office of the Indenture Trustee as one such office or agency of the Company in accordance with
Section 2.03.

                Section 4.03 Reports.


                For so long as any of the Notes remain outstanding, the Company (at its own expense) shall file with the Indenture Trustee: (i) within 180 days after the end of each fiscal year, (a) audited year-end consolidated financial statements prepared in accordance with GAAP and reconciled to U.S. GAAP and (b) the information described in Item 303 of Regulation S-K under the Securities Act, and (ii) within 60 days after the end of each fiscal quarter, (a) unaudited quarterly consolidated financial statements prepared in accordance with GAAP and (b) the information described in
Item 303 of Regulation S-K under the Securities Act with respect to such period. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a). The Company shall also comply with any Commission filing requirements pursuant to the Exchange Act. In the event that the Company is not required or shall cease to be required to file reports with the Commission pursuant to the Exchange Act, the Company shall nevertheless continue to file such reports with the Commission (to the extent the Commission permits) and the Indenture Trustee. In addition, the Company shall file with the Indenture Trustee within 45 days after the end of the fiscal quarter the External Auditors' Quarterly Report with respect to such period. If the Indenture Trustee (at the Company's request and expense) is to mail the foregoing information to the Holders, the Company shall supply a sufficient quantity of such reports or other information to the Indenture Trustee at least five days prior thereto.


                Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee's receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officers' Certificates).


                Anything to the contrary herein notwithstanding, at any time, and from time to time, upon the request of any Holder to the Indenture Trustee or the Company, the Company shall promptly provide the Holder with: (a) a brief statement of the nature of its business and the products and services it offers;
(b) the Company's most recent consolidated balance sheet and profit and loss and retained earnings statements and similar financial statements for the preceding two fiscal years; and (c) such other information and/or documentation as may be reasonably necessary, in the judgment of the Holder, to transfer Notes in compliance with an exemption pursuant to the Securities Act.


                Section 4.04 Compliance Certificate.

                        (a) The Company shall deliver to the Indenture Trustee, within 180 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill, its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill, each and every covenant contained in this Indenture and no such Person is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture to be performed or observed by it, without regard to any period of grace or requirement of notice provided under this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.


                        (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Indenture Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.


                Section 4.05 Taxes.

                The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material Taxes imposed on it or any of its Subsidiaries, as the case may be, except as contested in good faith and by appropriate proceedings and as to which appropriate cash reserves are maintained in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

                Section 4.06 Stay, Extension and Usury Laws.

                The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                Section 4.07 Appointments to Fill Vacancies in Trustee's Office.

                The Company, whenever necessary to avoid or fill a vacancy in the office of Indenture Trustee, will appoint, in the manner provided in Section 7.08, an Indenture Trustee, so that there shall at all times be an Indenture Trustee hereunder.

                Section 4.08 Existence.

                Subject to Article 5, each of the Company and the Restricted Subsidiaries will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right or cause the Restricted Subsidiaries to do so if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders of the Notes.

                Section 4.09 Maintenance of Properties and Insurance.

                        (a) The Company shall, and shall cause each of its Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make or cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business, all as in the reasonable judgment of the Company is necessary so that the business carried on by the Company and its Subsidiaries may be actively conducted; provided, however, that nothing in this Section 4.09 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Company or the Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

                        (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including reasonable and appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of Colombia, any state thereof or any agency or instrumentality of such governments, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry.

                Section 4.10 Maintenance of Governmental Approvals and Concessions.

                The Company shall, and shall cause each of its Subsidiaries to, duly obtain and maintain in full force and effect all approvals, consents, concessions or licenses of any governmental authority which are necessary or desirable under the laws of the Republic of Colombia or any other jurisdiction having jurisdiction over the Company or the Company's business, in order for the Company to conduct its business or for the Company to perform its obligations under this Indenture or the Notes or the validity or enforceability thereof except, in the case of such approval, consent, concession or license relating to the conduct of the Company's business, where the failure so to comply would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

                Section 4.11 Maintenance of Books and Records; Access.

                The Company shall, and shall cause each of its Subsidiaries to, maintain books, accounts and records in accordance with GAAP and applicable law. The Company shall permit the Indenture Trustee or, upon the request of the Holders of at least 10% of the aggregate Accreted Value of the Notes outstanding, a representative selected by such Holders, to examine such books, accounts and records during normal business hours upon request of the Indenture Trustee or such Holders.

                                    ARTICLE 5

                                   SUCCESSORS

                Section 5.01 Merger, Consolidation or Sale of Assets.

                The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property or assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the surviving Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of Colombia or the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, executed and delivered to the Indenture Trustee, all of the obligations of the Company under the Notes and this Indenture; and (ii) the Company delivers to the Indenture Trustee an Officers' Certificate and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

                Section 5.02 Successor Corporation Substituted.

                Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such, and the Company will be discharged from all obligations and covenants under this Indenture and the Notes.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

                Section 6.01 Events of Default.

                The following constitutes an "Event of Default": default in the payment of the Accreted Value of, or premium, if any, on, the Notes when the same becomes due and payable upon redemption.

                Section 6.02 Acceleration.


                If an Event of Default occurs and is continuing under this Indenture, the Indenture Trustee or the Holders of at least 40% in Accreted Value of the then outstanding Notes may declare all the Notes to be immediately due and payable at 100% of the Accreted Value at maturity thereof by notice in writing to the Company and the Indenture Trustee specifying the Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"). Upon such declaration, the Accreted Value of, and premium, if any, on the Notes shall become immediately due and payable. No premium is payable upon acceleration of the Notes.


                At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, but before a judgment or decree for the payment of money due has been obtained by the Indenture Trustee, the Holders of at least a majority in Accreted Value of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if the Event of Default has been cured or waived, and (iii) if the Company has paid the Indenture Trustee its reasonable compensation and reimbursed the Indenture Trustee for its expenses, disbursements and advances, and any other amounts due the Indenture Trustee under Section 7.07.

                Section 6.03 Other Remedies.

                If an Event of Default occurs and is continuing, the Indenture Trustee may pursue any available remedy to collect the payment of Accreted Value of, and premium, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                The Indenture Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Indenture Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                Section 6.04 Waiver of Past Defaults.


                Subject to Section 6.02, the Holders of a majority in aggregate Accreted Value of the Notes then outstanding, by notice to the Indenture Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture.


                Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                Section 6.05 Control by Majority.

                Subject to Section 2.09, holders of a majority in Accreted Value of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Indenture Trustee or exercising any trust or power conferred on it. However, the Indenture Trustee may refuse to follow any direction that conflicts with the law or this Indenture that the Indenture Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Indenture Trustee in personal liability.

                Section 6.06 Limitation on Suits.

                A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                        (a) the Holder of a Note gives to the Indenture Trustee written notice of a continuing Event of Default,

                        (b) the Holders of at least 25% in Accreted Value of the then outstanding Notes make a written request to the Indenture Trustee to pursue the remedy;

                        (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Indenture Trustee indemnity satisfactory to the Indenture Trustee against any loss, liability or expense;

                        (d) the Indenture Trustee does not comply with the request within 15 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                        (e) during such 15-day period the Holders of a majority in Accreted Value of the then outstanding Notes do not give the Indenture Trustee a direction inconsistent with the request.

                A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

                Section 6.07 Rights of Holders of Notes to Receive Payment.

                Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of Accreted Value of, and premium, if any, on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.

                Section 6.08 Collection Suit by Indenture Trustee.

                If an Event of Default occurs and is continuing, the Indenture Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Accreted Value of, and premium, if any, on the Notes and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due to the Indenture Trustee pursuant to Section 7.07.

                Section 6.09 Indenture Trustee May File Proofs of Claim.

                The Indenture Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due to the Indenture Trustee pursuant to Section 7.07) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), the Company's creditors or the Company's property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Indenture Trustee, and in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under
Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

                Section 6.10 Priorities.

                If the Indenture Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                First: to the Indenture Trustee, the Agents, and their agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Indenture Trustee and the costs and expenses of collection;

                Second: to Holders of Notes, for amounts due and unpaid on such Notes for Accreted Value, and premium, if any, ratably according to the amounts due and payable on the Notes for Accreted Value, and premium, if any, respectively; and

                Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                The Indenture Trustee may fix a record date and payment date for any payment to Holders of Notes.

                Section 6.11 Undertaking for Costs.

                In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Indenture Trustee for any action taken or omitted by it as a Indenture Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Indenture Trustee, a suit by a Holder of a Note pursuant to Section 6.07 or a suit by Holders of more than 10% in Accreted Value of the then outstanding Notes.

                                    ARTICLE 7

                                INDENTURE TRUSTEE

                Section 7.01 Duties of Indenture Trustee.

                        (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                        (b)     Except during the continuance of an Event of
Default:

                                (i)     the duties of the Indenture Trustee
shall be determined solely by the express provisions of this Indenture and the Indenture Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee, and

                                (ii)    in the absence of bad faith on their
part, the Indenture Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee or the Agents, as the case may be, and conforming to the requirements of this Indenture. However, the Indenture Trustee shall examine the certificates and opinions delivered to it to determine whether or not they conform to the requirements of this Indenture but shall not be obligated to verify the accuracy of the contents thereof.

                        (c) The Indenture Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                                (i)     this paragraph does not limit the effect
of paragraph (b) of this Section;

                                (ii)    neither the Indenture Trustee nor any
Agent shall be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Indenture Trustee or such Agent was negligent in ascertaining the pertinent facts; and

                                (iii)   the Indenture Trustee shall not be
liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                        (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Indenture Trustee or any Agent is subject to paragraphs (a), (b), and (c) of this Section.

                        (e) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or incur any liability. The Indenture Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of Notes, unless such Holders shall have offered to the Indenture Trustee security and indemnity satisfactory to the Indenture Trustee against any loss, liability or expense including attorneys fees that might be incurred by it in compliance with such request or direction.

                        (f) Neither the Indenture Trustee nor any Agent shall be liable for interest on any money received by it except as the Indenture Trustee or such Agent, as the case may be, may agree in writing with the Company. Money held in trust by the Indenture Trustee or such Agent, as the case may be, need not be segregated from other funds except to the extent required by law.

                Section 7.02 Rights of Indenture Trustee.

                        (a) The Indenture Trustee and each Agent may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. Neither the Indenture Trustee nor any Agent need investigate any fact or matter stated in the document.

                        (b) Before the Indenture Trustee or any Agent acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. Neither the Indenture Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Indenture Trustee or any Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                        (c) The Indenture Trustee and any Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                        (d) The Indenture Trustee and any Agent shall not be liable for any action they take or omit to take in good faith which they believe to be authorized or within their rights or powers conferred upon it by this Indenture.

                        (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by two Officers of the Company.

                        (f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                        (g) The Indenture Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Indenture Trustee by the Company or by any Holder of the Notes; and

                        (h) The permissive rights of the Indenture Trustee enumerated herein shall not be construed as duties.

                Section 7.03 Individual Rights of Indenture Trustee.

                The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Indenture Trustee. Any Agent may do the same with like rights and duties. The Indenture Trustee is also subject to Sections 7.10 and 7.11.

                Section 7.04 Indenture Trustee's Disclaimer.

                The Indenture Trustee and the Agents shall not be responsible for and make no representation as to the validity or adequacy of this Indenture or the Notes, shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, shall not be responsible for the use or application of any money received by any Paying Agent other than the Indenture Trustee and shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

                Section 7.05 Notice of Defaults.


                If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 60 days after it occurs.


                Section 7.06 Reports by Indenture Trustee to Holders of the
Notes.

                Within 60 days after each April 15 beginning with the April 15 following the date of this Indenture, the Indenture Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Indenture Trustee also shall comply with TIA
Section 313(b)(2). The Indenture Trustee shall also transmit by mail all reports as required by TIA Section 313(b)(1) and TIA Section 313(c).

                A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Indenture Trustee when the Notes are listed on any stock exchange.

                Section 7.07 Compensation and Indemnity.

                The Company shall pay to the Indenture Trustee and the Agents from time to time reasonable compensation as agreed in writing from time to time for their acceptance of this Indenture and services hereunder. The Indenture Trustee's and the Agents' compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Indenture Trustee and the Agents promptly upon request for all reasonable disbursements, advances and expenses incurred or made by them in addition to the compensation for their services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Indenture Trustee's and the Agents' agents and counsel.

                The Company shall indemnify the Indenture Trustee and the Agents against any and all losses, liabilities or expenses incurred by them arising out of or in connection with the acceptance or administration of their duties under this Indenture or the Notes, except any such loss, liability or expense as may be attributable to the negligence or bad faith of the Indenture Trustee or such Agent. The Indenture Trustee or an Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee or an Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Indenture Trustee shall cooperate in the defense. The Indenture Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Indenture Trustee and the satisfaction and discharge of this Indenture.

                To secure the Company's payment obligations in this Section, the Indenture Trustee and the Agents shall have a lien prior to the Notes on all money or property held or collected by the Indenture Trustee and the Agents, except that held in trust to pay the Accreted Value of, premium, if any, on particular Notes. Such lien shall survive the satisfaction and discharge or termination of this Indenture (including any termination under any Bankruptcy
Law) or the resignation or removal of any Agent or the Indenture Trustee, as the case may be.

                Section 7.08 Replacement of Indenture Trustee.

                A resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee shall become effective only upon the successor Indenture Trustee's acceptance of appointment as provided in this Section.

                The Indenture Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in Accreted Value of the then outstanding Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and the Company in writing. The Company may remove the Indenture Trustee if:

                        (a)     the Indenture Trustee fails to comply with
Section 7.10;

                        (b) the Indenture Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Indenture Trustee under any Bankruptcy Law;

                        (c) a custodian in bankruptcy or public officer takes charge of the Indenture Trustee or its property; or

                        (d) the Indenture Trustee becomes incapable of acting,

                If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason, the Company shall promptly appoint a successor Indenture Trustee. Within one year after the successor Indenture Trustee takes office, the Holders of a majority in Accreted Value of the then outstanding Notes may appoint a successor Indenture Trustee to replace the successor Indenture Trustee appointed by the Company.

                If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Company, or the Holders of Notes of at least 10% in Accreted Value of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

                If the Indenture Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with Section 7.10, such Holder of a Note may petition any court of competent Jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

                A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Company. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee, provided all sums owing to the Indenture Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Indenture Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 shall continue for the benefit of the retiring Indenture Trustee.

                Section 7.09 Successor Indenture Trustee by Merger, etc.

                If the Indenture Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Indenture Trustee.

                Section 7.10 Eligibility; Disqualification.

                There shall at all times be an Indenture Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trust powers, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

                This Indenture shall always have an Indenture Trustee which satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Indenture Trustee is subject to TIA Section 310(b).

                Section 7.11 Preferential Collection of Claims Against Company.

                The Indenture Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                Section 7.12 Appointment of Co-Trustee or Separate Trustee.

                Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction the Indenture Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act (at the expense of the Company) as co-trustee or co-trustees, jointly with the Indenture Trustee, or to act as separate trustee or separate trustees, and to vest in such Person or Persons, in such capacity, such title to the property of the Trust, or any part thereof, and, subject to the other provisions of this Section 7.12, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Indenture Trustee of its responsibilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section
7.09 hereunder and no notice to Holders of Notes of the appointment of co-trustee(s) or separate trustee(s) shall be required hereunder.

                In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 7.12, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the property of the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Indenture Trustee.

                No trustee under this Indenture shall be personally liable by reason of any act or omission of any other trustee under this Indenture, unless such act or omission results from the negligence or willful misconduct of such trustee. The Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 7. Every such instrument shall be filed with the Indenture Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.

                Any separate trustee or co-trustee may, at any time, constitute the Indenture Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. The appointment of a co-trustee or separate trustee shall not relieve the Indenture Trustee of its duties hereunder.

                                    ARTICLE 8

                           SATISFACTION AND DISCHARGE

                Section 8.01 Satisfaction and Discharge of Indenture.

                This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Indenture Trustee, on demand of and at the expense of the Company, shall execute instruments in form and substance satisfactory to the Indenture Trustee and the Company acknowledging satisfaction and discharge of this Indenture, when

                        (1)     either


                                (A) all Notes theretofore authenticated and issued (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in
                Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Indenture Trustee or discharged from such trust, as provided in Section 2.04) have been delivered to the Indenture Trustee for cancellation; or


                                (B) all such Notes not theretofore delivered to the Indenture Trustee for cancellation

                                (i)     have become due and payable; or

                                (ii)    will become due and payable within one
                                        year,

                and the Company, in the case of (B)(i) or (ii) above, has deposited or caused to be deposited with the Indenture Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation, for Accreted Value of, and premium, if any, on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to maturity (in the case of Notes which have not become due and payable) together with irrevocable instructions from the Company directing the Indenture Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                        (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                        (3) the Company has delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Indenture Trustee and the Agents under Section 7.07, and, if money shall have been deposited with the Indenture Trustee pursuant to subclause (B) of clause (1) of this Section 8.01, the obligations of the Indenture Trustee under Section 8.02 shall survive.

                Section 8.02 Application of Monies for Satisfaction and
Discharge.

                All money deposited with the Indenture Trustee pursuant to
Section 8.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Indenture Trustee may determine, to the Persons entitled thereto, of the Accreted Value of the Notes for whose payment such money has been deposited with the Indenture Trustee.

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

                Section 9.01 Without Consent of Holders of Notes.

                Notwithstanding Section 9.02 of this Indenture, from time to time, the Company and the Indenture Trustee, without the consent of the Holders of the Notes, may amend this Indenture for the following purposes, so long as such change does not adversely affect the rights of any of the Holders (the Indenture Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel that such change does not adversely affect the rights of any Holder, in executing any supplemental indenture):

                        (a)     to cure any ambiguity, defect or inconsistency;

                        (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                        (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5;

                        (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

                        (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

                Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Indenture Trustee of the documents described in Section 9.06, the Indenture Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Indenture Trustee shall not be obligated to enter into such amended or supplemental Indenture which adversely affects its own rights, duties or immunities under this Indenture or otherwise.

                Section 9.02 With Consent of Holders of Notes.

                The Company and the Indenture Trustee may amend or supplement this Indenture or the Notes or any amended or supplemental Indenture with the written consent of the Holders of Notes of not less than a majority in aggregate Accreted Value of the Notes then outstanding, and any existing Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in Accreted Value of the then outstanding Notes.

                Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Indenture Trustee of evidence satisfactory to the Indenture Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Indenture Trustee of the documents described in Section 9.06, the Indenture Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Indenture Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such amended notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate Accreted Value of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected thereby, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes):

                        (a) reduce the Accreted Value of Notes whose Holders must consent to an amendment, supplement or waiver;

                        (b) reduce the Accreted Value of or change or have the effect of changing the fixed maturity of any Note or change the date on which any Note may be subject to redemption or repurchase, or reduce the redemption or repurchase price thereof;

                        (c) reduce the rate of or change or have the effect of changing the time for the accretion or payment of interest, including defaulted interest, on any Notes;

                        (d) waive a Default or Event of Default in the payment of Accreted Value of or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate Accreted Value of the Notes and a waiver of the payment default relating solely to the Accreted Value that has become due solely because of the acceleration);

                        (e) make any Note payable in money other than that stated in the Notes;

                        (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of Accreted Value of or interest on the Notes on or after the due date thereof or to bring suit to enforce such payment;

                        (g) waive a redemption payment with respect to any Note;

                        (h) amend, change or modify in any material respect the obligation of the Company to effect a conversion of the Notes or to reduce the number of shares of Common Stock into which the Notes are convertible; or

                        (i) make any change in the foregoing amendment and waiver provisions set forth in this Section 9.02.

                Without the consent of Holders of not less than 90% in aggregate Accreted Value of the Notes then outstanding, an amendment or waiver may not:

                        (x) amend, change or modify in any material respect the provisions of Article Eleven with respect to the triggering of a mandatory conversion of the Notes and the process of conversion thereunder; or

                        (y) amend, change or modify in any material respect the restrictions on transfer of the Notes separate from the Senior Notes and the Initial Shares set forth in the Notes, the Senior Notes, this Indenture and the Senior Notes Indenture, otherwise than as set forth herein and therein.

                Section 9.03 Compliance with Trust Indenture Act.

                Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

                Section 9.04 Revocation and Effect of Consents.

                Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Indenture Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

                The Company may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Indenture Trustee prior to such solicitation pursuant to Section 2.05 or (ii) such other date as the Company shall designate.

                Section 9.05 Notation on or Exchange of Notes.

                The Indenture Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Indenture Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                Section 9.06 Indenture Trustee to Sign Amendments, etc.

                The Indenture Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Indenture Trustee. If it does, the Indenture Trustee may but need not sign it. In signing such amendment the Indenture Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                   ARTICLE 10

                                  SUBORDINATION


                Section 10.01 Notes Subordinate to Designated Senior Debt.

                The Company covenants and agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Ten, the indebtedness represented by the Notes and the payment of the Accreted Value of each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Designated Senior Debt.


                Section 10.02 Payment Over of Proceeds Upon Dissolution, Etc.


                In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or (b) any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Designated Senior Debt shall be entitled to receive payment in full in cash or other payment satisfactory to the holders of Designated Senior Debt (in their sole discretion) of all amounts due or to become due on or in respect of all Designated Senior Debt before the Holders of the Notes are entitled to receive any payment on account of the Accreted Value of the Notes or on account of the purchase, redemption or other retirement of Notes, and to that end the holders of Designated Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Notes in any such case, proceeding, receivership, dissolution, liquidation, reorganization or other winding up or event.

                In the event that, notwithstanding the foregoing provisions of this Section 10.02, the Holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, securities or other property, before all Designated Senior Debt is paid in full, then such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Designated Senior Debt remaining unpaid, to the extent necessary to pay all Designated Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Designated Senior Debt.

                For purposes of this Article Ten only, the words "cash, securities or other property" shall not be deemed to include shares of Common Stock issuable upon conversion of the Notes pursuant to this Indenture or other shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which shares of stock are subordinated in right of payment to all then outstanding Designated Senior Debt at least to the same extent as the Notes are so subordinated as provided in this Article Ten. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Section 5.01 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section 10.02 if the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section 5.01.

                Section 10.03 Prior Payment to Designated Senior Debt Upon Acceleration.

                In the event that any Notes are declared due and payable before their Stated Maturity pursuant to Article Six, then and in such event the holders of the Designated Senior Debt outstanding at the time such Notes so become due and payable shall be entitled to receive payment in full of all amounts due or to become due as a result of such acceleration of the Notes on or in respect of all Designated Senior Debt before the Holders of the Notes are entitled to receive any payment by the Company on account of the Accreted Value of the Notes or on account of the purchase, redemption or other retirement of Notes.


                The provisions of this Section 10.03 shall not apply to any payment with respect to which Section 10.02 would be applicable.

                Section 10.04 Payment To Holders.

                No payments shall be made with respect to the Notes by the Company, except payments and distributions made as permitted by Section 10.05, if:

                        (i) a default in the payment of principal, premium, interest, or rent or other obligations due on any Designated Senior Debt of the Company has occurred and is continuing (including upon acceleration of such Designated Senior Debt) or a default in payment of any other obligation with respect to the Designated Senior Debt continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Debt, unless and until such default shall have been cured or waived or shall have ceased to exist; or


                        (ii) a default (other than a default described in clause (i) of this Section 10.04) on Designated Senior Debt occurs and is continuing that permits holders of such Designated Senior Debt to accelerate its maturity and the Indenture Trustee receives a notice of the default (a "Payment Blockage Notice") from a representative of Designated Senior Debt or the Company.

                If the Indenture Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 10.04 unless and until at least 360 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Indenture Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

                The Company may and shall resume payments on and distributions in respect of the Notes upon the earlier of:

                                (1) in the case of a default described in clause (i) of this Section 10.04, the date upon which the default is cured or waived or ceased to exist, or


                                (2) in the case of a default referred to in clause (ii) of this Section 10.04 above, the earlier of the date on which such default is cured or waived or ceases to exist or 179 days after the date on which the applicable Payment Blockage Notice is received if the maturity of Designated Senior Debt has not been accelerated, unless this Article Ten otherwise prohibits the payment or distribution at the time of such payment or distribution.


                Section 10.05 Payment Permitted If No Default.

                Nothing contained in this Article Ten or elsewhere in this Indenture or in any of the Notes shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 10.02 or under the conditions described in Section 10.03 or 10.04, from making payments at any time of the Accreted Value of the Notes, or (b) the application by the Indenture Trustee of any money deposited with it hereunder to the payment of or on account of the Accreted Value of the Notes or the retention of such payment by the Holders if, at the time of such application by the trustee or retention, as applicable, a Responsible Officer did not have actual knowledge that such payment would have been prohibited by the provisions of this Article Ten.

                Section 10.06 Subrogation to Rights of Holders of Designated Senior Debt.


                After the payment in full of all Designated Senior Debt, the Holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Designated Senior Debt pursuant to the provisions of this Article Ten to the rights of the holders of such Designated Senior Debt to receive payments and distributions of cash, property and securities applicable to the Designated Senior Debt until the Accreted Value of the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Designated Senior Debt of any cash, property or securities to which the Holders of the Notes would be entitled except for the provisions of this Article Ten and no payments over pursuant to the provisions of this Article Ten to the holders of Designated Senior Debt by Holders of the Notes, shall, as among the Company, its creditors other than holders of Designated Senior Debt and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of Designated Senior Debt.


                Section 10.07 Provisions Solely to Define Relative Rights.


                The provisions of this Article Ten are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Designated Senior Debt on the other hand. Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Designated Senior Debt and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the Accreted Value of the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Designated Senior Debt; or (c) prevent the Holder of any Notes from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Ten of the holders of Designated Senior Debt to receive cash, property and securities otherwise payable or deliverable to such Holder. If the Company fails because of this Article Ten to pay the Accreted Value of, or interest or premium, if any, on a Note on the due date, the failure is still a Default or Event of Default.


                Section 10.08 No Waiver of Subordination Provisions.


                No right of any present or future holder of any Designated Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder of any Designated Senior Debt, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                Without in any way limiting the generality of the foregoing paragraph, the holders of Designated Senior Debt may, at any time and from time to time, without the consent of or written notice to the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of Designated Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or reduce or extend the time of payment of, or renew or alter, Designated Senior Debt, or otherwise amend or supplement in any manner (including the interest rate thereof) Designated Senior Debt or any instrument evidencing the same or any agreement under which Designated Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Designated Senior Debt; (iii) release any Person liable in any manner for the collection of Designated Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.


                Section 10.09 Reliance on Judicial Order or Certificate of Liquidating Agent.


                Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Holders of the Notes shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Designated Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.


                Section 10.10 Certain Conversions Not Deemed Payment.


                For the purposes of this Article Ten only, (1) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article Eleven shall not be deemed to constitute a payment or distribution on account of the Accreted Value of Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash, property or securities upon conversion of a Note or pursuant to Article Eleven shall not be deemed to constitute payment on account of the Accreted Value of such Note. For the purposes of this Section 10.10, the term "junior securities" means (a) shares of any stock of any class of the Company into which the Notes are convertible pursuant to Article Eleven and (b) securities of the Company which are subordinated in right of payment to all Designated Senior Debt which may be outstanding at the time of issuance or delivery of such securities to at least the same extent as the

Notes are so subordinated as provided in this Article Ten. Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors (other than holders of Designated Senior Debt) and the Holders of the Notes, the Company's obligation to convert such Notes in accordance with Article Eleven, which is absolute and unconditional.


                Section 10.11 Distribution To Be Paid Over.


                Subject to Section 10.5, in the event that a distribution is made to the Holder of any Note that is prohibited by this Article Ten, then each such Holder shall hold such distribution in trust for the holders of Designated Senior Debt and shall promptly pay it over to the holders of Designated Senior Debt or their representatives as their interests may appear.

                Section 10.12 Indenture Trustee Not Fiduciary for Holders of Designated Senior Debt.

                The Indenture Trustee shall not be deemed to owe any fiduciary duty to the holders of Designated Senior Debt and shall not be liable to any such holders if the Indenture Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of Designated Senior Debt shall be entitled by virtue of this Article Ten or otherwise. With respect to the holders of Designated Senior Debt, the Indenture Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article Ten and no implied covenants or obligations with respect to holders of Designated Senior Debt shall be read into this Indenture against the Indenture Trustee. Nothing in this Article 10 will apply to amounts due to the Indenture Trustee pursuant to Section 7.07.


                                   ARTICLE 11

                          MANDATORY CONVERSION OF NOTES

                Section 11.01 Mandatory Conversion.

                Upon the earliest to occur of any of the following events, all of the then outstanding Notes shall mandatorily and automatically be converted into shares of Common Stock of the Company in the manner set forth in this Article Eleven:

                        (a) an acceleration of the Senior Notes in accordance with Section 6.02 of the Senior Notes Indenture;

                        (b) a Change of Control, as defined in the Senior Notes Indenture; or

                        (c) the final maturity date of the Notes; provided that no such conversion shall be required or shall occur in the event that the Company, on or prior to the final maturity date of the Notes, has redeemed the Notes in full pursuant to
Section 3.07.

                All of the Notes then outstanding taken together shall be converted into a number of shares of Common Stock representing the Applicable Conversion Shares (plus such additional shares as may be required in connection with the rounding of the number of shares delivered to each Holder pursuant to
Section 11.03). Each Note shall be converted into a portion of such Applicable Conversion Shares determined on a pro rata basis based on the Accreted Value of such Note and the aggregate Accreted Value of all Notes then outstanding.

                Section 11.02 Issuance of Common Stock on Conversion.

                Upon the occurrence of an event giving rise to a mandatory conversion of the Notes pursuant to this Article Eleven, the Company shall promptly notify the Holders of the Notes of such conversion and provide instructions for the surrender of such Notes to its agent for conversion. Upon surrender of the Notes by the Holders thereof, the Company shall deliver to such Holders the number of shares of Common Stock to which each such Holder is entitled pursuant to this Article Eleven.

                All Common Stock issuable pursuant to this Article Eleven shall be issued in the respective names of the registered Holders of the Notes surrendered for conversion.


                As promptly as practicable after satisfaction of the procedures for conversion set forth above, the Company shall issue and shall deliver to each such Holder of Notes at the office or agency maintained by the Company for such purpose pursuant to Section 4.02, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note as determined by the Company in accordance with the provisions of this Article Eleven. Notwithstanding the foregoing, for so long as all outstanding Notes are held by the Unit Agent, 50% of such certificate or certificates representing the shares of Common Stock issuable upon conversion shall be issued in the name of each of the Shares Trust SPVs in accordance with the Shares Trust Agreement. The transfers of the certificate or certificates representing Common Stock pursuant to the immediately preceding sentence shall be automatic and, immediately following the issuance and delivery by the Company of the certificate or certificates representing Common Stock, shall be deemed to have occurred.


                The conversion of the Notes under Section 11.01 shall be deemed to have been effected on the date on which the event giving rise to such conversion shall have occurred, and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the record holder of the shares represented thereby.

                Section 11.03 No Issuance of Fractional Shares.

                No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate

Accreted Value of all of the Notes so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall round up the number of shares issuable upon such conversion to the next highest whole number of shares.

                Section 11.04 Intentionally Omitted.

                Section 11.05 Intentionally Omitted.

                Section 11.06 Effect of Reclassification, Consolidation, Merger or Sale.

                If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock, (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) providing that such Note shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash), receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock had such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Notes) been converted immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance; provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 11.06 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Eleven.

                The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes, at its address appearing on the Note register provided for in Section 2.03 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                Section 11.07 Taxes on Shares Issued.

                The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                Section 11.08 Reservation of Shares; Shares to Be Fully Paid, Compliance with Governmental Requirements, Listing of Common Stock.

                The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

                The Company shall not permit any event specified in Section
11.06 to occur unless the Company and any other Person who would be required to issue Common Stock or other securities or to deliver other property or assets (including cash) in accordance with Section 11.06 shall have reserved for issuance or otherwise set aside and kept available sufficient Common Stock, other securities or other property or assets (including cash) to enable to the Company or such other Person to fulfill their respective obligations under
Section 11.06.

                The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

                The Company further covenants that, if at any time the Common Stock shall be listed on any securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes; provided, however, that, if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

                Section 11.09 Responsibility of Indenture Trustee.

                The Indenture Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Indenture Trustee and any other conversion agent make no representations with respect thereto. Neither the Indenture Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article Eleven. Without limiting the generality of the foregoing, neither the Indenture Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 11.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer's Certificate (which the Company shall be obligated to file with the Indenture Trustee prior to the execution of any such supplemental indenture) with respect thereto.

                Section 11.10 Notice to Holders Prior to Certain Actions.

                In case:

                        (a) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                        (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Indenture Trustee and to be mailed to each Holder of Notes at his address appearing on the Note register provided for in Section 2.03 hereof, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

                                   ARTICLE 12

                                  MISCELLANEOUS

                Section 12.01 Trust Indenture Act Controls.

                If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

                Section 12.02 Notices.

                Any notice or communication by the Company or the Indenture Trustee to the other is duly given if in writing and delivered in Person, by telex, facsimile or overnight air courier guaranteeing next day delivery, to the other's address:

                If to the Company:


                Transtel S.A.
                Calle 15, No. 32-591
                Autopista Cali - Yumbo, Km 2
                Cali, Colombia
                Facsimile No.: (572) 680-9000
                Attention: Guillermo Lopez, President


                If to the Indenture Trustee:

                HSBC Bank USA
                452 Fifth Avenue
                New York, New York 10018
                Facsimile No.: (212) 525-1300
                Attention: Issuer Services - Transtel

                The Company or the Indenture Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

                All notices and communications hereunder shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when answered back, if telexed; when receipt acknowledged, if sent by facsimile; and upon acknowledgment of receipt by the recipient thereof, if sent by overnight air courier.

                Any notice or notification to a Holder of a Note shall be given by overnight air courier guaranteeing next day delivery or by hand to its address shown on the register kept by the Registrar. Any notice or communication shall also be so delivered to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to deliver a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.


                If the Company delivers a notice or communication to Holders of Notes, it shall deliver a copy to the Indenture Trustee and each Agent at the same time and, in addition, for so long as all of the outstanding Notes are held by the Unit Agent, a copy to each of the holders of Units, the names and addresses of whom shall be provided to the Company by the Unit Agent upon request in accordance with the Unit Agreement.


                All notices and communications hereunder shall be in English or accompanied by an English translation.

                Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

                Holders of the Notes may communicate pursuant to TIA Section 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Company, the Indenture Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                Section 12.04 Certificate and Opinion as to Conditions
Precedent.

                Upon any request or application by the Company to the Indenture Trustee or any Agent to take any action under this Indenture, the Company shall furnish to the Indenture Trustee or such Agent:

                        (a) an Officers' Certificate in form and substance reasonably satisfactory to the Indenture Trustee or such Agent (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                        (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Indenture Trustee or such Agent (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

                Section 12.05 Statements Required in Certificate or Opinion.

                Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                        (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                        (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                        (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                        (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

                Section 12.06 Rules by Indenture Trustee and Agents.

                The Indenture Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                Section 12.07 No Personal Liability of Partners, Directors, Officers, Employees and Stockholders.

                No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                Section 12.08 Governing Law; Submission to Jurisdiction.


                THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR U.S. FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, NEW YORK, AND U.S.A., IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

                The Company has appointed CT Corporation Systems, Inc., 111 Eighth Avenue, New York, New York 10011, as its authorized agent ("Authorized Agent") to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any legal suit, action or proceeding arising out of or relating to this Indenture or the Notes which may be instituted in any federal or state court sitting in The City of New York, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable for a period of three years from the Stated Maturity of the Notes. Such service may be made by delivering a copy of such process to the Company in care of the Authorized Agent at the address specified above for the Authorized Agent and obtaining a receipt therefor, and the Company hereby irrevocably authorizes and directs such Authorized Agent to accept such service on its behalf. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such Authorized Agent in full force and effect. If the Authorized Agent shall cease to act as the Company's agent in The City of New York for service of process, the Company shall appoint without delay another such agent and notify the Indenture Trustee of such appointment.


                To the extent that the Company or any of its revenues, assets or properties shall be entitled, with respect to any proceeding at any time brought against the Company or any of its revenues, assets or properties or with respect to any suit, action or proceeding at any time brought for the purpose of enforcing or executing any judgment in any jurisdiction in which any specified court or other court is located, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, to the extent of such immunity, the Company irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States).

                Section 12.09 No Adverse Interpretation of Other Agreements.

                This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                Section 12.10 Successors.

                All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Indenture Trustee in this Indenture shall bind its successor.

                Section 12.11 Severability.

                In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                Section 12.12 Counterpart Originals.

                The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                Section 12.13 Table of Contents, Headings, etc.

                The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

                                         TRANSTEL S.A.


                                         By:
                                            -------------------------------
                                            Name:  Guillermo O. Lopez
                                            Title: President and Chief Executive
                                                   Officer

                                         HSBC BANK USA, as Indenture Trustee


                                         By:
                                            -------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT A

                                                          CUSIP No.: ___________

THE NOTES EVIDENCED BY THIS CERTIFICATE ARE ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $204 INITIAL ACCRETED VALUE OF THE SUBORDINATED
CONVERTIBLE NOTES DUE 2008 (THE "NOTES") OF TRANSTEL S.A. (CUSIP NO. [     ]),
$1,000 ORIGINAL PRINCIPAL AMOUNT OF THE 12 1/2% SENIOR SECURED CONVERTIBLE NOTES
DUE 2008 (THE "SENIOR NOTES") OF TRANSTEL S.A. (CUSIP NO. [    ]) AND 1 (ONE)
SHARES TRUST CERTIFICATE (REPRESENTING OWNERSHIP INTERESTS IN, AMONG OTHER ASSETS, SHARES OF THE COMMON STOCK OF TRANSTEL S.A.) (THE "SHARES TRUST CERTIFICATE"). WITHOUT THE CONSENT OF THE HOLDERS OF AT LEAST 90% OF THE OUTSTANDING SENIOR NOTES (AS CERTIFIED IN AN OFFICERS' CERTIFICATE DELIVERED TO THE INDENTURE TRUSTEE), THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE SENIOR NOTES AND SHARES TRUST CERTIFICATES, PRIOR TO A PURCHASE OF SENIOR NOTES IN CONNECTION WITH AN OFFER TO PURCHASE (AS DEFINED IN THE SENIOR NOTES INDENTURE) UPON A CHANGE OF CONTROL (AS DEFINED IN THE SENIOR NOTES INDENTURE).

UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS NOTE INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ANY ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS NOTE. HOLDERS SHOULD CONTACT THE PRESIDENT OF THE COMPANY AT THE OFFICE OF THE COMPANY, CALLE 15, NO. 32-591, AUTOPISTA CALI - YUMBO, KM 2, CALI, COLOMBIA, FACSIMILE NO.: (572) 680-9000.

[If Restricted Securities, insert: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS ACQUIRING SUCH SECURITY PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. IT AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY THE HOLDER SHALL PRIOR TO SUCH TRANSFER, FURNISH TO THE INDENTURE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER

INFORMATION REQUIRED PURSUANT TO THE INDENTURE AND SUCH OTHER ITEMS AS MAY BE REASONABLY REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

                                  TRANSTEL S.A.

                     CONVERTIBLE SUBORDINATED NOTE DUE 2008

No. ______
Initial Accreted Value:  $__________
Accreted Value at Maturity:  $__________

                TRANSTEL S.A., a sociedad anonima organized under the laws of the Republic of Colombia (the "Company," which term includes any successor entity), for value received promises to pay to _________or its registered assigns, the Accreted Value (as defined in Section 1 hereof) of this Convertible Subordinated Note on December 31, 2008.

                Quarterly Accrual Dates: March 31, June 30, September 30 and December 31.

                Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                [The following legend to be placed on each Global Note:

                UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.]

                IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted herein.

                                             TRANSTEL S.A.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

Dated: _______ __, ____

                          CERTIFICATE OF AUTHENTICATION

                This is one of the Convertible Subordinated Notes due 2008 referred to in the within-mentioned Indenture.

                                             HSBC Bank USA, as Indenture Trustee

                                             By:
                                                --------------------------------
                                                Authorized Officer

                              (REVERSE OF SECURITY)

                     Convertible Subordinated Note due 2008

                1. Accretion. The Company promises to pay the Accreted Value of this Note on the date of its final maturity or earlier Redemption Date, which Accreted Value shall accrete from February 13, 2004 at the rate and in the manner specified below. This Note will accrete on a daily basis compounded quarterly on March 31, June 30, September 30 and December 31 of each year, as set forth in the definition of Accreted Value in Section 5 hereof from the date of issuance of this Note through to its maturity on December 31, 2008. Accretion will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                2. Method of Payment. The Company shall pay the Accreted Value of the Notes to the Persons who are registered Holders. Holders must surrender Notes to a Paying Agent to collect payment of Accreted Value at final maturity or earlier Redemption. The Company shall pay Accreted Value in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay Accreted Value by its check payable in such U.S. Legal Tender. The Company may deliver any such payment to the Paying Agent or to a Holder at the Holder's registered address.

                3. Registrar and Paying Agent. Initially, HSBC Bank USA will act as Registrar and Paying Agent. The Company may change any Registrar or Paying Agent without notice to the Holders.

                4. Indenture. The Company issued the Notes under an Indenture, dated as of February 13, 2004 (the "Indenture"), between the Company and HSBC Bank USA, as Indenture Trustee (the "Indenture Trustee"). This Note is one of a duly authorized issue of Notes of the Company designated as its Convertible Subordinated Notes due 2008 (the "Notes"). The Notes are limited in aggregate initial Accreted Value of $31,025,544, except as otherwise provided in the Indenture. The Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (Section)(Section) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

                5. Definitions. Capitalized terms not otherwise defined in this Note shall have the meanings ascribed to them in the Indenture. As used in this Note, and unless the context requires a different meaning, the following term has the meaning indicated:

                "Accreted Value" means, for each $204 of original issue price of a Note and for any specified date, the amount calculated pursuant to clause (i),
(ii) or (iii) below:

                (i) If the specified date occurs on one or more of the following dates (each a "Quarterly Accrual Date"), the Accreted Value will equal the amount set forth below for such Quarterly Accrual Date:

             QUARTERLY ACCRUAL DATE                     ACCRETED VALUE
             ----------------------                     --------------
             Issue Date (February 13, 2004)                 $204.00
             March 31, 2004                                 $206.66
             June 30, 2004                                  $211.83
             September 30, 2004                             $217.13
             December 31, 2004                              $222.55
             March 31, 2005                                 $230.90
             June 30, 2005                                  $239.56
             September 30, 2005                             $248.54
             December 31, 2005                              $257.86
             March 31, 2006                                 $267.53
             June 30, 2006                                  $277.56
             September 30, 2006                             $287.97
             December 31, 2006                              $298.77
             March 31, 2007                                 $311.47
             June 30, 2007                                  $324.71
             September 30, 2007                             $338.51
             December 31, 2007                              $352.89
             March 31, 2008                                 $370.54
             June 30, 2008                                  $389.07
             September 30, 2008                             $408.52
             December 31, 2008                              $428.94

                (ii) If the specified date occurs between two Quarterly Accrual Dates or between the Issue Date and the first Quarterly Accrual Date, the Accreted Value will equal the sum of (a) the Accreted Value for the Quarterly Accrual Date (of if such specified date is before the first Quarterly Accrual Date, the initial Accreted Value on the Issue Date) immediately preceding such specified date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Quarterly Accrual Date less the Accreted Value for the immediately preceding Quarterly Accrual Date (or if such specified date is before the first Quarterly Accrual Date, the initial Accreted Value on the Issue Date) multiplied by (2) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Quarterly Accrual Date to the specified date, using a 360-day year of twelve 30-day months, and the denominator of which is 90 (or if such specified date is before the first Quarterly Accrual Date, the denominator of which is 47).

                6. Optional Redemption. From and after the Issue Date through to final maturity, this Note will be subject to redemption at the option of the Company, in whole and not in part, upon not less than 30 nor more than 60 days notice, at a redemption price of 100% of the Accreted Value of this Note at the applicable Redemption Date; provided that no such optional redemption may occur so long as any of the Senior Notes remain outstanding at the time of such optional redemption. Notwithstanding the foregoing, the Company may, at its option, redeem this Note and all other Notes pursuant to this paragraph 6 on the final maturity date of the Notes, in the event that it has paid in full all of its obligations under the Senior Notes on or prior to such date.

                7. Mandatory Redemption. Upon redemption of all of the then outstanding Senior Notes prior to their maturity, the Company shall redeem this Note and all other then outstanding Notes at a redemption price of 100% of the Accreted Value thereof at the applicable redemption date. No such mandatory redemption of the Notes shall be triggered upon a payment in full of the Company's obligations under the Senior Notes when due at their maturity.

                8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address.

                Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such redemption price, the Notes called for redemption will cease to accrete from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of such redemption price.

                9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $204 initial Accreted Value and integral multiples of $1.00 initial Accreted Value. Without the consent of the holders of at least 90% of the outstanding Senior Notes (as certified in an Officers' Certificate delivered to the Indenture Trustee), until the earlier to occur of (i) the payment in full of all Obligations (as defined in the Senior Notes Indenture) of the Senior Notes and (ii) a purchase of Senior Notes in connection with an Offer to Purchase (as defined in the Senior Notes Indenture) upon a Change of Control (as defined in the Senior Notes Indenture), the Notes may not be transferred or exchanged separately from, but may be transferred or exchanged only together with, the Senior Notes and Shares Trust Certificates. The Registrar shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not resister the transfer of or exchange of any Notes or portions thereof subject to redemption.

                10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                11. Unclaimed Money. If money for the payment of Accreted Value remains unclaimed for two years after such Accreted Value has become due and payable, the Indenture Trustee and the Paying Agent will pay such money back to the Company. After that, all liability of the Indenture Trustee and such Paying Agent with respect to such money shall cease.

                12. Discharge on a Redemption Date or the Stated Maturity. If on a Redemption Date or the Stated Maturity of the Notes the Paying Agent holds U.S. Legal Tender or U.S. Government Securities sufficient to pay all of the Accreted Value of the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of the Indenture, then on and after that date such Notes cease to be outstanding and the Accreted Value thereof will no longer increase.

                13. Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate Accreted Value of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate Accreted Value of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among, other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article 5 of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

                14. Mandatory Conversion. This Note shall be converted into shares of Common Stock of the Company upon the earliest to occur of: (i) an acceleration of the Senior Notes; (ii) a Change of Control; and (iii) the final maturity date of this Note, provided that no such conversion shall be required or shall occur in the event that the Company, on or prior to the final maturity date of the Notes, redeems the Notes in full; in accordance with Article 11 of the Indenture.

                15. Subordination. This Note is subordinated to Designated Senior Debt, which includes the Senior Notes. As provided in Article 10 of the Indenture, Designated Senior Debt must be paid before the Accreted Value of this Note may be paid. The Company, and the holder of this Note by accepting this Note, agree to the subordination provisions contained herein and in Article 10 of the Indenture.

                16. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Company must annually report to the Indenture Trustee on compliance with such limitations.

                17. Defaults and Remedies. The following constitutes the only "Event of Default": default in the payment of the Accreted Value of, or premium, if any, on, the Notes when the same becomes due and payable upon redemption. If an Event of Default occurs and is continuing, the Indenture Trustee or the Holders of not less than 40% in aggregate Accreted Value of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Indenture Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate Accreted Value of the Notes then outstanding to direct the Indenture Trustee in its exercise of any trust or power. The Indenture Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of Accreted Value when due, for any reason or a Default in compliance with Article 5 of the Indenture) if it determines that withholding notice is in their interest.

                18. Indenture Trustee Dealings with Company. The Indenture Trustee under the Indenture, in its individual or an other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Indenture Trustee.

                19. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                20. Authentication. This Note shall not be valid until the Indenture Trustee or Authentication Agent manually signs the certificate of authentication on this Note.

                21. Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

                22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

                23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                24. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this
Note in larger type. Requests may be made to:

                Transtel S.A.
                Calle 15, No. 32-591
                Autopista Cali - Yumbo, Km 2
                Cali, Colombia
                Fascimile No.: (572) 680-9000
                Attention: Guillermo Lopez, President

                                 ASSIGNMENT FORM

                If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:  ___________________     Signed:   ____________________

                                        NOTICE: The signature to any endorsement hereon must correspond with the name as written upon the face of the Note in every particular, without alteration or enlargement or any change whatever.

                                        If the endorsement be executed by an
                                        attorney, executor, administrator,
                                        trustee or guardian, the person
                                        executing the endorsement must give his
                                        full title in such capacity and proper
                                        evidence of authority to act in such
                                        capacity, if not on file with the Note,
                                        must be forwarded with this Note.

                                        (Sign exactly as your name appears on
                                        the other side of this Note)

Signature guarantee: ______________________

                                        All endorsements or assignments of the
                                        Note must be guaranteed by an "eligible
                                        guarantor institution" (including, but
                                        not limited to, a New York Stock
                                        Exchange member firm or member of the
                                        Clearing House of the American Stock
                                        Exchange Clearing Corporation or by bank or trust company having an office or correspondent in The City of New York) meeting the requirements of the Indenture Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Indenture Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                 TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS

                                                         _____________,_________

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018

Attention: Issuer Services - Transtel

       Re: Transtel S.A. (the "Company") Convertible Subordinated
           Notes due 2008 (the "Notes")

        Ladies and Gentlemen:

                In connection with our proposed purchase of $______________ Accreted Value of Notes, we confirm that:

                1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of February 13, 2004 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                2. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within two years after the original issuance of the Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an "institutional accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter,
(D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, written legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment, as the case may be.

                5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                You, the Agents, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                Very truly yours,

                                                [Name of Transferee]

                                                By:
                                                   -----------------------------
                                                   Authorized Signature

                                                                       EXHIBIT C

                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                              PURSUANT TO RULE 144A

                                                         _____________,_________

HSBC Bank USA
452 Fifth Avneue
New York, New York 10018

Attention: Issuer Services - Transtel

       Re: Transtel S.A. (the "Company") Convertible Subordinated
           Notes due 2008 (the "Notes")

Ladies and Gentlemen:

                In connection with our proposed sale of $_________________ Accreted Value of Notes, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended ("Rule 144A"), and, accordingly, we represent that:

                (1) the Notes are being transferred to a person that the undersigned and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

                (2) the undersigned and any person acting on its behalf have taken reasonable steps to ensure that the transferee is aware that the undersigned may be relying on Rule 144A in connection with the transfer.

                You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Rule 144A.

                                                Very truly yours,

                                                [Name of Transferor]

                                                By:
                                                   -----------------------------
                                                   Authorized Signature

                                                                       EXHIBIT D

                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S

                                                         _____________,_________

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018

Attention: Issuer Services - Transtel

       Re: Transtel S.A. (the "Company")
           Convertible Subordinated Notes due 2008 (the "Notes")

Ladies and Gentlemen:

                In connection with our proposed sale of $_________________ Accreted Value of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended ("Regulation S"), and, accordingly, we represent that:

                (1) the offer of the Notes was not made to a person in the United States;

                (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre- arranged with a buyer in the United States;

                (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                Very truly yours,

                                                [Name of Transferor]

                                                By:
                                                   -----------------------------
                                                   Authorized Signature


                                        2